Exhibit 10.4C
THIRD AMENDMENT TO AGREEMENT OF LEASE
     This THIRD AMENDMENT TO AGREEMENT OF LEASE (the “Third Amendment”) is made as of the 31 day of March 2009 by and between RECYCLING TECHNOLOGY DEVELOPMENT, LLC, having an address of 75 Crows Mill Road, Keasby, New Jersey 08832 (“Landlord”), and CONVERTED ORGANICS OF WOODBRIDGE, LLC, having an address of 7A Commercial Wharf West, Boston, Massachusetts 02110 (“Tenant”).
RECITALS
     A. WHEREAS, by an Agreement of Lease dated as of June 2, 2006 (the “Original Lease”), Landlord leased to Converted Organics, Inc., a predecessor in interest to Tenant, that certain premises (the “Leased Premises”), upon the terms and subject to the conditions more fully set forth therein; and
     B. WHEREAS, the Original Lease was amended by a First Amendment to Agreement of Lease dated as of January 18,2007 (the “First Amendment”); and
     C. WHEREAS, the Original Lease, as amended, was assigned to Tenant on February I, 2007; and
     D. WHEREAS, the Original Lease was further amended by the certain Second Amendment to Agreement of Lease dated June 30, 2008 (the “Second Amendment”); and
     E. WHEREAS, Tenant hired Landlord to perform certain work at the Leased Premises (the “Work”); and
     F. WHEREAS Landlord satisfactorily performed the Work and Tenant acknowledges that there remains due to Landlord the sum of seven hundred ninety thousand seven hundred eighteen dollars and 64/000 ($790,718.64) Dollars as the balance due for said Work (the “Debt”); and
     G. WHEREAS Tenant executed and delivered that certain Promissory Note of even date herewith evidencing the Debt and stating the terms of repayment (the “.lS.!!!£”), a copy of which is attached hereto as Exhibit A; and
     H. WHEREAS, Landlord and Tenant desire to modify the terms of the Lease to reflect the Debt and the Note as more fully described herein.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
     1. Dermed Terms. Unless otherwise herein defined, all capitalized terms used in this Third Amendment shall have the same meaning ascribed to them in the Lease. The term

“~” as used herein and in the Original Lease, the First Amendment and the Second Amendment shall mean and refer to the Original Lease, as amended and modified by the First Amendment, the Second Amendment and, upon its execution and delivery by the parties, this Third Amendment
1.	Incorporation of Recitals. The recitals contained in this Third Amendment contain statements of fact and expressions of interest by the parties and are incorporated in and made a part of the substance of this Third Amendment.
2.	Indebtedness. The Debt and other sums evidence by the Note any payable by its terms constitute Additional Rent under the Lease payable as and when due as set forth in the Note. Landlord shall have the same rights as are applicable to non-payment of Base Rent under the Lease in the case of Tenant’s failure to pay when due any sum due and payable pursuant to the Note.
3.	Ratification. The Original Lease, as modified by the First Amendment, the Second Amendment and this Third Amendment is hereby ratified and confirmed by Landlord and Tenant. The Lease is and remains in full force and effect in accordance with its terms. If there is any inconsistency or contradiction between the provisions of the Original Lease, the First Amendment, the Second Amendment, and this Third Amendment, the provisions of this Third Amendment shall control and supercede any such inconsistent or contradictory term or provision.
4.	Representations. Tenant hereby represents and warrants to Landlord that (i) Landlord is not in default or breach of any of Landlord’s obligations under the Lease, (ii) there is no condition or event existing which with the passage of time or the giving of notice, or both, would constitute a default or event of default on Landlord’s part under the Lease, and (iii) that as of the date hereof Tenant has no claim against Landlord under the Lease or any other agreement between Landlord and Tenant.
5.	Counterparts. This Third Amendment may be executed in counterparts, such counterparts being deemed one original.
Signatures on next page

     IN WITNESS HEREOF, Landlord and Tenant have signed this Amendment as of the day and year first above written.
LANDLORD:
RECYCLING TECHNOLOGY DEVELOPMENT, LLC,
          By: Name: Title:
TENANT:

Exhibit A Note

PROMISSORY NOTE
$790,718.64 March 31, 2009
1. FOR VALUE RECEIVED, CONVERTED ORGANICS, INC., a Delaware corporation, and CONVERTED ORGANICS OF WOODBRIDGE, LLC, a limited liability company organized and existing under the laws of the State of Delaware, jointly and severally, as “Borrower” (collectively “Borrower” to be construed as “Borrowers” if the context so requires), having offices at 7 A Commercial Wharf West, Boston, Massachusetts 02110, hereby promises to pay to the order of RECYCLING TECHNOLOGY DEVELOPMENT, LLC, a limited liability company organized and existing under the laws of the State of New Jersey (as “Lender”), having offices at 75 Crows Mill Road, Keasbey, New Jersey 08832, or at such other place as Lender may designate, the principal sum of seven hundred ninety thousand seven hundred eighteen dollars and 64/000 ($790,718.64 ) Dollars (the “Loan Amount”), together with interest on the unpaid balance of the Loan Amount from and after the date hereof, at the rate of nine percent (9.00%) per annum (the “Interest Rate”). The unpaid principal balance of the Loan Amount, together with accrued interest, and any other sum due Borrower to Lender hereunder is hereinafter collectively referred to as the “Indebtedness”).
     Interest shall be computed on the unpaid balance of the Loan Amount on the basis of a 360-day year composed of twelve 30-day months. Beginning on September 30, 2009, principal and interest on the Loan Amount shall be due and payable in installments of two hundred sixty three thousand five hundred seventy two dollars and 88/000 ($) Dollars, with an installment in a like amount due and payable on the first day of each calendar quarter thereafter until said principal and interest are fully paid, except that the remaining principal of the Loan Amount and interest shall be due and payable on March 31, 2010, or such earlier date resulting from the acceleration of the Indebtedness by Lender (“Maturity Date”). Each installment shall be credited first to interest then accrued and the remainder to the Loan Amount. All principal and interest shall be paid in lawful money of the United States of America.
1.	Borrower may prepay all or any portion of the Indebtedness prior to the Maturity Date, without penalty.
2.	If any payment of Indebtedness is not made when due, damages will be incurred by Lender, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain. Borrower therefore agrees to pay, upon demand, the sum of five cents ($.05) for each one dollar ($1.00) of each said payment which becomes overdue (“Late Charge”) as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in paragraph 6 hereof.
3.	Converted Organics, Inc. is the tenant under that certain lease with Lender, as landlord, dated June 2, 2006, which lease was amended by the certain First Amendment to Agreement of Lease date January 18, 2007, and then assigned to Converted Organics of Woodbridge, LLC, (without Converted Organics, Inc. being released from any liability thereunder), on February 1,

2007, and which lease was later amended by that that certain Second Amendment to Agreement of Lease dated June 30, 2008 and that certain Third Amendment of Lease of even date herewith (collectively the “Lease”). Lender and Borrower agree that the Indebtedness constitutes “Additional Rent” pursuant to the Lease and that this Promissory Note is deemed to be “another agreement with Landlord” for all purposes of the Lease.
1.	If any Event of Default (as defmed in the Lease) has occurred and is continuing under the Lease, or Borrower fails to perform any of its obligations under this Promissory Note, the Indebtedness, whether or not otherwise then due, shall at the option of Lender, become inunediately due and payable without demand or notice, and whether or not Lender has exercised said option, interest shall accrue on the Indebtedness at a rate equal to the Interest Rate plus five percent (5%), until fully paid.
2.	Notwithstanding anything herein or in the Lease, no provision contained herein or therein which purports to obligate Borrower to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of Lender, be refunded to Borrower or be applied to the reduction of the Indebtedness, if such excessive interest exceeds the Indebtedness, such excess shall be refunded to Borrower.
3.	Borrower waives presentment, demand for payment, protest, notice of dishonor and notice of nonpayment, and agrees the Maturity Date of this Promissory Note or any installment may be extended by Lender without affecting any liability hereunder, and further promises to pay all reasonable costs and expenses, including but not limited to, attorney’s fees, costs and expenses incurred by Lender in connection with any default or in any proceeding to interpret and/or enforce this Promissory Note or any provision of the Lease.
4.	This Promissory Note is executed in connection with debt arising in pursuant to the Lease. Any default in the covenants and conditions of the Lease (which covenants and conditions are made a part hereof as though set forth herein at length), shall be a default under this Promissory Note. In no event shall the Lease be construed inconsistently with the terms of this Promissory Note, and in the event of any discrepancy between the Lease and this Promissory Note, the terms hereof shall govern.
5.	All obligations and agreements of Borrower hereunder are joint and several.
6.	This Promissory Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

II. The remedies of Lender, as provided herein, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.
1.	This Promissory Note shall be construed and enforced in accordance with the substantive law of the State of New Jersey; the Courts of New Jersey shall have exclusive jurisdiction over suits as to this Promissory Note; and Borrower hereby consents to. the jurisdiction of the courts of the state of New Jersey.
2.	If any provision of this Promissory Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Promissory Note shall be construed as if such invalid or unenforceable provision had never been contained herein.
3.	WAIVER OF JURY TRIAL
     BORROWER HEREBY W AlVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT BORROWER MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE INDEBTEDNESS EVIDENCED BY THIS PROMISSORY NOTE, THE INTERPRET A TION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS PROMISSORY NOTE; OR ANY ACTS OR OMISSION OF LENDER IN CONNECTION WITH ANY OF THE FOREGOING.
15. This Promissory Note may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.
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IN WITNESS WHEREOF, Borrower, intending to be legally bound, has caused this Promissory Note to be duly executed and delivered as of the date first written above.
CONVERTED ORGANICS OF WOODBRIDGE, LLC, a New Je li’t ility company